EXHIBIT 99.2


                                              Golden River Resources Corporation
                                                          A Delaware Corporation
                                       -----------------------------------------
                                           Level 8, 580 St Kilda Road, Melbourne
                                                        Victoria 3004, Australia

                                              PO Box 6315, St Kilda Road Central
                                             Melbourne, Victoria 8008, Australia

                                                      Telephone: +61 3 8532 2860
                                                      Facsimile: +61 3 8532 2805
                                        Email: investor@goldenriverresources.com


July  6,  2010

The  Directors
Acadian  Mining  Corporation
Suite  2001,  20th  Floor,  Purdy's  Wharf  Tower  II
1969  Upper  Water  Street
Halifax  NS  B3J  3R7
CANADA

Dear  Sirs,

Private Placement of Shares in Acadian Mining Corporation

Golden River Resources hereby agree to subscribe for 49,233,866 common shares in Acadian Mining Corporation at a price of CDN$0.03 per common share for aggregate proceeds of CDN$1,477,015.98.

If  you  require  any further information, please do not hesitate to contact us.

Yours  faithfully,


/s/ J I Gutnick


J I GUTNICK
President and Chief Executive Officer